UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 7, 2010
MACC PRIVATE EQUITIES INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE	0-24412	42-1421406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
580 Second Street, Suite 102, Encinitas, California 92024
(Address of Principal Executive Offices)		(Zip Code)
(760) 479-5080
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Sale of Significant Portfolio Asset

On July 1, 2010, MACC Private Equities Inc. (the “Company”) completed the sale, in the ordinary course of business, of 540,551 common shares and 674,309 Series A Preferred shares of Feed Management Systems, Inc.   The sale resulted in net proceeds of $1,288,285.43 to the Company.  An additional $151,006.92 has been placed into various escrow accounts to be released to the Company upon the satisfaction of certain conditions of the sale agreement.  In addition, the Company received a dividend payment of $126,851.17 from Feed Management Systems, Inc.

On July 1, 2010, the Company paid $1,030,628.27 to Cedar Rapids Bank & Trust (the “Bank”) in the form of a principal payment on the outstanding note payable with the Bank.  The payment was made in accordance with the terms outlined in the note payable.  Subsequent to the payment, the balance of the note payable on July 1, 2010 is $3,384,092.77.  The result of these transactions provides the Company additional working capital of $384,508.24.

On July 7, 2010, the Company issued a press release announcing the completion of the aforementioned sale.  The full text of the press release is included in this document as Exhibit 99.1, and is incorporated herein by reference.

Press Release

The Company issued a press release on July 7, 2010 regarding the sale of significant portfolio assets.

Item 9.01.  Exhibits.

(d)	Exhibits

99.1	Press Release dated July 7, 2010 - MACC Announces the Sale of Significant Portfolio Assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 7, 2010

MACC PRIVATE EQUITIES INC.

By:	/s/ Travis T. Prentice
Travis T. Prentice
President and CEO

Exhibit Index

Exhibit
Number                                Description

99.1                      Press Release dated July 7, 2010 - MACC Announces the Sale of Significant Portfolio Assets.